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                                                                    EXHIBIT 10.9

                               AMENDMENT TO THE
                 DIME BANCORP, INC. 1991 STOCK INCENTIVE PLAN
             (As amended and restated effective February 29, 1996)

                        Effective as of October 1, 1996

     1. The first sentence of Section 3.1 of the Plan is amended to read as follows:

          "The Plan shall be administered by the Compensation Committee of Bancorp's Board of Directors or such other committee appointed either by the Board of Directors of Bancorp (the "Board") or by such Compensation Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to the acquisition or disposition of securities granted or awarded hereunder, action by the Committee may be by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Act, appointed by the Board or by the Compensation Committee of the Board."

     2.   Section 3 of the Plan is amended to add at the end thereof a new
Section 3.5 as follows:

          "3.5 Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to the grant of an award hereunder (and, as applicable, with respect to the disposition to Bancorp of a security acquired pursuant to an award hereunder), or as otherwise determined advisable by the Committee, the terms of the grant of awards under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to grant awards under the Plan,
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including, but not limited to, the authority of the Committee to grant awards qualifying for the special performance-based compensation exemption under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations thereunder."

     3. The second sentence of Section 13.1 of the Plan is amended to read as follows:

          "The obligation of Bancorp under the Plan shall be conditional on such payment or arrangements, and Bancorp (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right to withhold shares of stock otherwise deliverable to the employee with respect to any awards hereunder.